                                                                    EXHIBIT 23.4

                  [LEE KEELING AND ASSOCIATES, INC. LETTERHEAD]

                   CONSENT OF LEE KEELING AND ASSOCIATES, INC.

         As independent oil and gas consultants, Lee Keeling and Associates, Inc. hereby consents to the incorporation by reference in this Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission on or about July 19, 2002, of information from our reserve reports dated January 1, 2002, entitled "Appraisal Selected Properties." We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                    LEE KEELING AND ASSOCIATES, INC.


                                    By:      /s/ KENNETH RENBERG
                                             -----------------------------------
                                             Kenneth Renberg, Vice President


Tulsa, Oklahoma
July 18, 2002